Exhibit 10.26

November 9, 2007

Andrew McKinnon, Chief Executive Officer

John L. Waddell, Jr., President

James F. Gordon, Director of Blast Mitigating Receptacles

Michael J. Gordon, Chief Financial Officer

Kevin Sharpe, Vice President

Gentlemen:

This letter shall serve as an amendment to each of your employment agreements to cut back on the number of performance options that you were entitled to receive. In this respect, in the event you are entitled to receive a performance option, you shall be granted one-third of the scheduled amount, thereby eliminating your entitlement to the remaining two-thirds.

Please sign below indicating your acceptance of these terms as an amendment to your employment agreement.

Agreed to and Accepted by:

/s/ Andrew McKinnon	/s/ John L. Waddell, Jr.
Andrew McKinnon	John L. Waddell, Jr.
Chief Executive Officer	President

/s/ James F. Gordon	/s/ Michael J. Gordon
James F. Gordon	Michael J. Gordon
Director of Blast Mitigating Receptacles	Chief Financial Officer

/s/ Kevin J. Sharpe
Kevin J. Sharpe, Vice President